Exhibit 99.1

BorgWarner Announces Cash Tender Offers for its Senior Notes

Auburn Hills, Michigan, August 10, 2026 – BorgWarner Inc. (NYSE: BWA) (the “Company”) today announced that it has commenced tender offers to purchase for cash the debt securities issued by the Company referred to below (collectively, the “Notes,” and each a “Series”), in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 10, 2026 (the “Offer to Purchase”). The Company is making the Tender Offers as a balanced capital allocation strategy intended to grow the long-term earnings of the Company.

Series of Notes	CUSIP/ISIN Number(1)	Aggregate Principal Amount Outstanding	Offer Sub Cap(2)	Acceptance Priority Level(3)	Maturity Date / Par Call Date	Reference Security	Bloomberg Reference Page	Fixed Spread (Basis Points)
7.125% Senior Notes due 2029 (Any and All Offer)	099724 AC0 / US099724AC03	$120,685,000	N/A	N/A	February 15, 2029 / N/A	3.500% UST due 2/15/2029	FIT 5	+25
4.375% Senior Notes due 2045	099724 AH9 / US099724AH99	$500,000,000	N/A	1	March 15, 2045 / September 15, 2044	5.000% UST due 5/15/2046	FIT 1	+65
5.400% Senior Notes due 2034	099724 AQ9 / US099724AQ98	$500,000,000	N/A	2	August 15, 2034 / May 15, 2034	4.375% UST due 5/15/2036	FIT 1	+40
4.950% Senior Notes due 2029	099724 AP1 / US099724AP16	$500,000,000	N/A	3	August 15, 2029 / July 15, 2029	4.125% UST due 7/15/2029	FIT 1	+30
2.650% Senior Notes due 2027	099724 AL0 / US099724AL02	$1,100,000,000	$250,000,000	4	July 1, 2027 / May 1, 2027	3.750% UST due 6/30/2027	FIT 3	+20

(1)No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.
(2)The Offer Sub Cap (as defined below) represents the maximum aggregate principal amount of Waterfall Notes of such series to be purchased pursuant to the Offers.
(3)Subject to the satisfaction or waiver by the Company of the conditions of the Offers described in the Offer to Purchase, the Company will accept Waterfall Notes for purchase in the order of their respective Acceptance Priority Level specified in this table (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level).

The Tender Offers consist of offers to purchase for cash (i) any and all of the Company’s outstanding 7.125% Senior Notes due 2029 (the “7.125% Notes” and the “Any and All Offer”) for the Tender Consideration and (ii) four separate offers, one for each Series of Notes set forth in the table above (other than the 7.125% Notes) (the “Waterfall Notes”) (each, an “Offer” and, collectively, the “Offers,” and together with the Any and All Offer, a “Tender Offer” and, collectively, the “Tender Offers”) for aggregate Tender Consideration of up to $720,000,000 (the “Waterfall Cap”), excluding the Accrued Interest Payment (as defined below), subject to the proration and the application of the Acceptance Priority Levels set forth in the table above and as further set forth in the Offer to Purchase and the terms and conditions, including, among others, a cap of $250,000,000 (the “Sub Cap”) on the maximum aggregate principal amount of the 2.650% Senior Notes due 2027 (the “2.650% Notes”) to be purchased pursuant to the Offer. The Company may, but is under no obligation to, increase the Waterfall Cap or the Sub Cap. Additionally, the Company may increase the amount of Waterfall Notes accepted for payment in the Offers by no more than 2% of the outstanding Waterfall Notes of the applicable Series, as further described in the Acceptance Priority Procedures set forth in the Offer to Purchase, without amending or extending the Offer. In the event proration is required with respect to a Series of Waterfall Notes, the Company will multiply the principal amount of each valid tender of such Series of Waterfall Notes by the applicable proration rate and round the resulting amount down to the nearest integral multiple of $1,000, in order to determine the principal amount of such tender that will be accepted pursuant to the applicable Offer. The Offer to Purchase and any related documents are referred to herein collectively as the “Tender Offer Documents.” Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

On August 10, 2026, the Company intends to deliver to The Bank of New York Mellon (“BNY,” as successor in interest to The First National Bank of Chicago and as trustee of the 7.125% Notes) a notice of redemption to redeem on September 9, 2026 (the “Redemption Date”) all of the 7.125% Notes that remain outstanding following the Any and All Offer, to the extent the Company purchases less than all of the 7.125% Notes in the Any and All Offer, in accordance with the terms of the Indenture, dated February 15, 1999 (the “7.125% Notes Indenture”), between the Company (f/k/a Borg-Warner Automotive, Inc.) and BNY, at a make-whole redemption price pursuant to the 7.125% Notes Indenture plus accrued and unpaid interest to, but not including, the Redemption Date.

The “Tender Consideration” for each Series of Notes payable per each $1,000 principal amount of such Series of Notes validly tendered for purchase will be based on the applicable Fixed Spread for such Series of Notes, plus the Reference Yield based on the applicable Reference Security as quoted on the applicable Bloomberg Reference Page as of 3:00 p.m., New York City time, on August 14, 2026 (the “Price Determination Date”). Unless extended with respect to any Offer, promptly after the Price Determination Date, the Company will announce in a press release, among other things, the Tender Consideration applicable to each Series of Notes accepted for purchase. Holders must validly tender (and not validly withdraw) their Notes at or prior to the Expiration Date (as defined below) to receive the Tender Consideration. The formula for determining the Tender Consideration is set forth on Annex A to the Offer to Purchase. See “The Tender Offers—Tender Consideration” of the Offer to Purchase.

In addition to the Tender Consideration, all Holders whose Notes are accepted for purchase pursuant to a Tender Offer will, on the Settlement Date, also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but excluding, the Settlement Date (the “Accrued Interest,” and the payment thereof, the “Accrued Interest Payment”).

The Tender Offers will expire at 5:00 p.m., New York City time, on August 14, 2026 (such time and date, as it may be extended, the “Expiration Date”), unless extended or earlier terminated by the Company. The Notes tendered may be withdrawn at any time at or prior to the Expiration Date by following the procedures described in the Offer to Purchase.

The “Settlement Date” will be the second business day after the Expiration Date and is expected to be August 18, 2026.

The Company’s obligation to accept for purchase and to pay for Notes of each series validly tendered and not validly withdrawn pursuant to the Tender Offers is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase. If any condition is not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Tender Offers. Subject to applicable law, the Company reserves the right to (i) waive any and all conditions to the any or all of the Tender Offers, (ii) extend or terminate the Any and All Offer or the Offers, including the Expiration Date, or (iii) otherwise amend any of the Tender Offers. The Tender Offers are not contingent upon the tender of any aggregate minimum principal amount of Notes of any Series (subject to minimum denomination requirements as set forth in the Offer to Purchase), and none of the Tender Offers is conditioned on the consummation of any of the other Tender Offers by the Company. The complete terms and conditions of the Tender Offers are set forth in the Tender Offer Documents. Holders of Notes are urged to read the Tender Offer Documents carefully.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. Barclays Capital Inc. and PNC Capital Markets LLC are the dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Barclays Capital Inc. at (212) 528-7581 or toll-free at (800) 438-3242, or email us.lm@barclays.com, or PNC Capital Markets LLC at (212) 878-8946 or toll-free at (833) 715-3537, or email liabilitymanagement@pnc.com. Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (212) 430-3774 or toll-free at (855) 654-2015. The Offer to Purchase may be accessed at the following web address: https://www.gbsc-usa.com/borgwarner/.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and The Depositary Trust Company for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

None of the Company, the dealer managers, the tender and information agent, the trustees or any of their respective directors, officers, employees or affiliates makes any recommendation as to whether holders should tender Notes of a series in response to the Tender Offers. Each holder must make his, her or its own decision as to whether to tender Notes and, if so, as to what principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law.

About BorgWarner

For more than 130 years, BorgWarner has been a transformative global product leader bringing successful mobility innovation to market. With a focus on sustainability, we’re helping to build a cleaner, healthier, safer future for all.

Forward-Looking Statements

This release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact, contained or incorporated by reference in this release that we expect or anticipate will or may occur in the future regarding our financial position, including our guidance for full year 2026, our business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and profitable growth of our business and operations, plans, references to future success, including the anticipated benefits of our new business awards and other such matters, are forward looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: the success of our portfolio strategy; supply disruptions impacting us or our customers, commodity availability and pricing and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; conditions in the automotive industry; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, including artificial intelligence, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended tax benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; impacts of our exit of the charging business; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the uncertainty surrounding global trade policies, including tariffs and export restrictions and their impact on the Company, its customers and its suppliers; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; impacts from any potential future acquisition or disposition transactions; and the other risks discussed in reports that we file with the Securities and Exchange Commission, including in Item 1A. “Risk Factors” in our most recently filed Annual Report on Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.